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GLOBAL SOURCES LTD.

CONSOLIDATED BALANCE SHEETS


(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	At December 31	At June 30
	1999	2000
		(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents.....................................................................................	$ 15,433	$ 12,371
Accounts receivable, net........................................................................................	7,126	7,075
Receivables from sales representatives.................................................................	6,172	8,211
Inventory of paper..................................................................................................	583	506
Prepaid expenses and other current assets.............................................................	3,227	2,807
Total Current Assets.......................................................................................	32,541	30,970

Property and equipment, net......................................................................................	9,788	14,554
Intangible assets, net..................................................................................................	745	559
Long term investments ..............................................................................................	-	13,000
Bonds held to maturity, at amortized cost ...............................................................	2,348	2,205
Loan to chief executive officer .................................................................................	-	5,121
Other assets.................................................................................................................	1,223	1,257
Total Assets......................................................................................................	$ 46,645	$ 67,666
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable...................................................................................................	$ 3,469	$ 4,413
Deferred income and customer prepayments........................................................	15,139	15,475
Accrued liabilities..................................................................................................	7,069	5,782
Short-term loan ......................................................................................................	-	13,260
Income taxes payable.............................................................................................	314	546
Total Current Liabilities................................................................................	25,991	39,476
Liabilities for incentive and bonus plan.....................................................................	3,540	2,731
Amount due to Parent Company...............................................................................	11,404	11,404
Total Liabilities................................................................................................	40,935	53,611

Shareholder's equity:
Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
26,303,949 (1999: 25,051,380) shares issued and outstanding.......................	251	263
Additional paid in capital (Note 1) ????..????????????????????????????... Retained earnings...............................................................................................??	- 5,459	65,365 2,094
Less : Unearned compensation (Note 2) ??????????????????????????????	-	(53,667)
Total shareholders' equity.............................................................................	5,710	14,055
Total liabilities and shareholders' equity.....................................................	$ 46,645	$ 67,666

Note : 1. Reflects the non-cash compensation resulting from the transfer of shares from the Parent Company to the chairman and chief executive officer of the Company, and the non-cash listing expenses incurred by The Fairchild Corporation.

2. Reflects the remaining unearned non-cash compensation as at June 30, 2000 resulting from the transfer of shares from the Parent Company to the chairman and chief executive officer of the Company. The Company will recognize non-cash compensation expense over approximately 10 years.

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GLOBAL SOURCES LTD.

CONSOLIDATED STATEMENTS OF INCOME


(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	Three months ended June 30,		Six months ended June 30,
	1999	2000	1999	2000
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Online marketplace services...............................	$ 5,646	$ 13,999	$ 10,966	$ 25,129
Print advertising and subscription services........	16,009	10,783	31,836	23,761
Global transaction software services..................	256	133	417	240
Other......................................................................	397	836	1,138	1,955
	22,308	25,751	44,357	51,085
Cost of Revenues............................................??.	7,459	9,550	14,488	18,198
Gross Profit..........................................................	14,849	16,201	29,869	32,887

Operating Expenses:
Circulation, general and administrative............	11,056	10,897	21,787	22,446
Online services development.......................??.	372	1,126	1,120	2,023
Non-cash compensation expense (Note 3) ......	-	1,400	-	10,333
Non-cash listing expenses (Note 4).................	-	1,353	-	1,353
Amortization of intangibles..............................	93	93	186	186
Total Operating Expenses..................................	1,521	14,869	23,093	36,341
Income/(Loss) from Operations.........................	3,328	1,332	6,776	(3,454)
Interest expense.................................................	(85)	(224)	(169)	(254)
Interest income..................................................	98	344	217	421
Foreign exchange gains (losses), net????????	84	53	74	436
Income/(Loss) before Income Taxes.............??	3,425	1,505	6,898	(2,851)
Income Tax Provision.....................................??	(284)	(253)	(563)	(514)
Net Income/(Loss) ..............................................	$ 3,141	$ 1,252	$ 6,335	$ (3,365)
Retained earnings brought forward ................			$ 9,435	$ 5,459
Retained earnings carried forward .............??.			$ 15,770	$ 2,094
Basic and diluted net income/(loss) per share..	$ 0.13	$ 0.05	$ 0.25	$ (0.13)
Shares used in basic and diluted net income per share calculations (Note 5) ......................	25,051,380	26,125,011	25,051,380	25,588,195

Note : 3. Reflects the non-cash compensation expense resulting from the transfer of shares from the Parent Company to the chairman and chief executive officer of the Company.

4. Reflects the non-cash listing expenses incurred by The Fairchild Corporation.

5. The 1999 numbers were restated for the effects of the Share Exchange that occurred on April 14, 2000, similar to a 2,505 to 1 stock split.

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GLOBAL SOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS



(In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

	Six months ended June 30
	1999	2000
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income/(Loss) ...........................................................??......??.	$ 6,335	$ (3,365)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization ??.........................................??......	1,262	1,348
(Profit)/Loss on sale of property and equipment ......................??.	(1)	2
Accretion of U.S. Treasury strips zero % coupon...................??...	(82)	(67)
Bad debt expense.....................................................................??....	556	631
Expenses allocated by Parent Company..................................??...	330	-
Non-cash compensation expense ????????????????????????.	-	10,333
Non-cash listing expense ????.............????????????????????.	-	1,353

Changes in assets and liabilities:
Accounts receivables...............................................................??...	(196)	(580)
Receivables from sales representatives.......................????????...	(724)	(2,039)
Inventory of paper...............................................................????....	103	77
Prepaid expenses and other current assets..............................??....	1,850	420
Loan to chief executive officer ...............................................??...	-	(5,121)
Long term assets.......................................................................??...	225	(34)
Accounts payable.....................................................................??...	(1,937)	944
Accrued liabilities and liabilities for incentive and bonus plans .......................................................................??????????.	(598)	(2,096)
Deferred income and customer prepayments..........................??...	827	336
Amount due to Parent Company.............................................??...	(6,894)	-
Income taxes payable...............................................................??...	(87)	232
Net cash provided by (used for) operating activities....??...	969	2,374

Cash flows from investing activities:
Purchase of bonds....................................................................??...	(93)	-
Purchase of long term investments..........................................??...	-	(13,000)
Purchase of property and equipment......................................??....	(1,223)	(5,933)
Proceeds from sales of property and equipment.....................??...	1	3
Proceeds from matured bonds..................................................??...	230	210
Net cash used for investing activities..............................??...	(1,085)	(18,720)

Cash flows from financing activities:
Short-term borrowings ............................................................??...	-	13,260
Advances from (to) shareholders.............................................??...	(5,005)	-
Additional capital introduced....................................................??..	-	24
Net cash (used for) generated from financing activities??..	(5,005)	13,284

Net decrease in cash and cash equivalents..................................??...	(5,121)	(3,062)
Cash and cash equivalents, beginning of the year.......................??..	15,713	15,433
Cash and cash equivalents, end of the year............................??...	$ 10,592	$ 12,371

Supplemental cash flow disclosures:
Income tax paid........................................................................??..	$ 666	$ 282
Interest paid..............................................................................??..	169	228

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